Calculation of Filing Fee Tables
S-3
REDWOOD TRUST INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt Convertible into Equity	7.75% Convertible Senior Notes due 2027	457(o)		$ 976.25	$ 48,812,500.00	0.0001531	$ 7,473.19
Fees to be Paid	2	Equity	Common Stock, par value $0.01 per share	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 48,812,500.00		$ 7,473.19
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 7,473.19
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a. The amount registered is $50,000,000 aggregate principal amount of 7.75% Convertible Senior Notes due 2027 (the "Notes") whose offer and sale are registered by the registration statement relating to the prospectus supplement to which this exhibit is attached. Note 1.b. The amount under "Proposed Maximum Offering Price Per Unit" represents the proposed maximum offering price per $1,000 principal amount of Notes. Note 1.c. The Notes will be issued with pre-issuance accrued interest from, and including, June 15, 2025. The amounts reflected in the table above do not include such accrued interest. Note 1.d. The fee payable in connection with the offering relating to this exhibit has been calculated pursuant to Rule 457(r) under the Securities Act and paid in accordance with Rule 456(b) under the Securities Act.

[2]	Note 2.a. The amount registered includes an indeterminate number of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Redwood Trust, Inc. issuable upon conversion of the Notes. The initial maximum conversion rate of the Notes is 107.6426 shares of Common Stock per $1,000 principal amount of Notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the amount of shares of Common Stock whose offer and sale is registered by the registration statement relating to the prospectus supplement to which this exhibit is attached includes an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions. No additional consideration will be received in connection with the exercise of the conversion privilege of the Notes. Note 2.b. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of Common Stock issuable upon conversion of the Notes because no additional consideration is to be received in connection with the exercise of the conversion privilege of the Notes. See Note 1.d.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Redwood Trust, Inc.	S-3	333-263301	03/04/2022		$ 7,473.19	Unallocated (Universal) Shelf			$ 578,659.15
Fee Offset Sources		Sequoia Residential Funding Inc.	S-3	333-185882-01		03/21/2013						$ 7,473.19
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On March 3, 2025, the Registrant filed a Registration Statement on Form S-3 (Registration No. 333-285506), as amended by Post-Effective Amendment No. 1, filed on August 22, 2025 and, in accordance with Rules 456(b) and 457(r) under the Securities Act, deferred payment of the entire registration fee, except for certain unused filing fees (the "Unused Filing Fees") previously paid with respect to unsold securities having an aggregate initial offering price of $4,825,005,547 in connection with the Registration Statement on Form S-3 (Registration No. 333-185882-01), which was initially filed by Sequoia Residential Funding, Inc. and Sequoia Mortgage Funding Corporation on January 4, 2013, and the Registration Statement on Form S-3 (Registration No. 333-189370), which was initially filed by Sequoia Residential Funding, Inc. and Sequoia Mortgage Funding Corporation on June 17, 2013. Offerings under these prior registration statements were completed, and these prior registration statements expired. Pursuant to Rule 457(p) under the Securities Act, the then-remaining Unused Filing Fees of $658,130.76 were carried forward to be applied to fees payable pursuant to the Registration Statement on Form SF-3 (Registration No. 333-211339), which was initially filed by Sequoia Residential Funding, Inc. on May 13, 2016. No offerings under such prior registration statement were completed and such registration statement expired. Pursuant to Rule 457(p) under the Securities Act, the then-remaining Unused Filing Fees of $658,130.76 were carried forward to be applied to fees payable pursuant to the Registration Statement on Form S-3 (Registration No. 333-231338), initially filed by Redwood Trust, Inc. on May 9, 2019 and amended on March 12, 2021. Offerings under such prior registration statement were completed without the use of any of such carried forward amounts, and, pursuant to Rule 457(p) under the Securities Act, the then-remaining Unused Filing Fees of $658,130.76 were carried forward to be applied to fees payable pursuant to the Registration Statement on Form S-3 (Registration No. 333-263301), initially filed by Redwood Trust, Inc. on March 4, 2022. Offerings under such prior registration statement were completed after the use of an aggregate of $67,166.20 of such carried forward amounts, and, pursuant to Rule 457(p) under the Securities Act, the then-remaining Unused Filing Fees of $590,964.56 were carried forward to be applied to the fees payable pursuant to the Registration Statement on Form S-3 (Registration No. 333-285506), initially filed by Redwood Trust, Inc. on March 3, 2025 and amended on August 22, 2025, and its related prospectus supplements on a pay-as-you-go basis. On March 4, 2025, the Registrant filed a prospectus supplement relating to such Registration Statement and used $12,305.41 of such carried forward amounts, leaving $578,659.15 of the Unused Filing Fees available for use. The Registrant is offsetting the filing fee due under the prospectus supplement to which this exhibit is attached by $7,473.20, leaving $571,185.95 remaining to be applied to future filings from this fee offset source.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $48,812,500.00. The prospectus is a final prospectus for the related offering.
(See Note 1.c.)